Burke & Herbert Financial Services Corp. Announces Second Quarter 2025 Results and Declares Common Stock Dividend
For Immediate Release
July 24, 2025
Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company” or “Burke & Herbert”) (Nasdaq: BHRB) reported financial results for the quarter year ended June 30, 2025, and disclosed that, at its meeting on July 24, 2025, the board of directors declared a $0.55 per share regular cash dividend to be paid on September 2, 2025, to shareholders of record as of the close of business on August 15, 2025.
Q2 2025 Highlights
•For the quarter, net income applicable to common shares totaled $29.7 million, and diluted earnings per common share (“EPS”) was $1.97. For the quarter ended March 31, 2025, net income applicable to common shares totaled $27.0 million, and diluted EPS was $1.80.
•For the quarter, the annualized return on average assets was 1.51% and the annualized return on average equity was 15.50%.
•Ending total gross loans were $5.6 billion and ending total deposits were $6.4 billion; ending loan-to-deposit ratio was 87.5%. The net interest margin (non-GAAP1) was 4.17% for the three months ended June 30, 2025.
•The balance sheet remains strong with ample liquidity. Total liquidity, including all available borrowing capacity with cash and cash equivalents, totaled $4.4 billion at the end of the second quarter.
•Asset quality metrics remain within the Company’s moderate risk profile with adequate reserve coverage.
•The Company continues to be well-capitalized, ending the quarter with 12.2%2 Common Equity Tier 1 capital to risk-weighted assets, 15.3%2 Total risk-based capital to risk-weighted assets, and a leverage ratio of 10.4%.2
From David P. Boyle, Company Chair and Chief Executive Officer
“I’m pleased with our first half 2025 results and how our balance sheet is positioned. We’re successfully replacing non-strategic loans with assets that meet our relationship-based approach and maintaining ample liquidity, solid capital ratios, and adequate loss reserves. Our provision for credit losses reflects the confidence we have in our ability to manage and maintain asset quality metrics within our moderate risk appetite. We’re keeping our focus on expense management while we continue to invest for the future, including our planned expansion in Bethesda, Maryland, and in Fredericksburg and Richmond, Virginia. We are looking forward to a strong second half of 2025 by continuing to be a trusted advisor to our customers and delivering our full suite of products and services across our footprint. Regardless of market developments, we are committed to delivering increased value for our customers, employees, communities and shareholders.”
Results of Operations
Second Quarter 2025 compared to First Quarter 2025
The Company reported second quarter 2025 net income applicable to common shares of $29.7 million, or $1.97 per diluted common share, compared to first quarter 2025 net income to applicable to common shares of $27.0 million, or $1.80 per diluted common share.

(1) Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measurements.
(2) Ratios as of June 30, 2025, are estimated.

•Period-end total gross loans were $5.6 billion at June 30, 2025, a decrease of $57.1 million from March 31, 2025, as the Company exited approximately $90.8 million of non-strategic loans while originating $200.0 million of new, relationship-based loans.
•Period-end total deposits were $6.4 billion at June 30, 2025, a decrease of $150.9 million from March 31, 2025, primarily due to a $114.8 million decrease in brokered deposits.
•Net interest income for the quarter was $74.2 million compared to $73.0 million in the prior quarter due to a decrease in interest expense of $0.2 million, combined with an increase in interest income of $1.1 million. Lower interest expense was primarily attributable to lower deposit costs, including lower interest expense resulting from calling brokered time deposits, and the increase in interest income was primarily due to higher security and other interest income, somewhat offset by lower loan interest income.
•Net interest margin on a fully taxable equivalent basis (non-GAAP1) decreased to 4.17% versus 4.18% in the first quarter of 2025, mainly attributable to a lower yield on the loan portfolio offset by an increase in yield on the securities portfolio and a decrease in yield on interest-bearing liabilities compared to the first quarter of 2025.
•Accretion income on loans during the quarter was $11.5 million, and the amortization expense impact on interest expense was $1.4 million, or 56.0 bps of net interest margin on an annualized basis in the second quarter of 2025. In the prior quarter, accretion income on loans during the quarter was $11.4 million, and the amortization expense impact on interest expense was $2.2 million, or 51.7 bps of net interest margin on an annualized basis.
•The cost of total deposits, including non-interest bearing deposits, was 1.90% in the second quarter of 2025, compared to 1.99% in the first quarter of 2025. The decrease in the cost of deposits was mostly due to a decrease in amortization of acquired time deposits of $0.8 million and a decrease in the rate paid on savings deposits and brokered time deposits compared to the first quarter of 2025.
•The Company recorded credit provision expense in the second quarter of 2025 of $624 thousand and the Company’s allowance for credit losses at June 30, 2025, was $67.3 million, or 1.2% of total loans.
•Total non-interest income for the second quarter of 2025 was $12.9 million compared to $10.0 million in the prior quarter, primarily due to collection of death proceeds from company-owned life insurance which increased non-interest income by $1.8 million, card network partnership income of $1.3 million, and additional swap income in the second quarter of 2025 compared to the first quarter of 2025.
•Non-interest expense for the second quarter of 2025 was $49.3 million compared to $49.7 million in the first quarter of 2025, primarily reflecting cost save realizations following the merger-related conversion that occurred in the fourth quarter of 2024.
Regulatory capital ratios2
The Company continues to be well-capitalized with capital ratios that are above regulatory requirements. As of June 30, 2025, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 12.2%2 and 15.3%2, respectively, and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 10.4%2 compared to a 5% level to be considered well-capitalized.

Burke & Herbert Bank & Trust Company (“the Bank”), the Company’s wholly-owned bank subsidiary, also continues to be well-capitalized with capital ratios that are above regulatory requirements. As of June 30, 2025, the Bank’s Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 14.0%2 and 15.1%,2 respectively, and significantly above the well-capitalized requirements. In addition, the Bank’s leverage ratio of 11.5%2 is considered to be well-capitalized.
For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.
About Burke & Herbert
Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.
Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of the Company regarding revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; and other statements that are not historical facts.
Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward–looking statements speak only as of the date they are made; the Company does not assume any duty, does not undertake, and specifically disclaims any obligation to update such forward–looking statements, whether written or oral, that may be made from time to time, whether because of new information, future events, or otherwise, except as required by law. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements because of a variety of factors, many of which are beyond the control of the Company. Further, factors identified herein are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm the Company. Accordingly, you should consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by the Company and not place undue reliance on forward-looking statements.
The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic, political, or market trends (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, changes in interest rates, market volatility and monetary fluctuations, and changes in federal government policies and practices, as well as the impact from recently announced and future tariffs on the markets we serve; increased competition; changes in consumer confidence and demand for financial services, including changes in consumer borrowing, repayment, investment, and deposit practices; changes in asset quality and credit risk; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the impact, extent and timing of technological changes; the effects of any cybersecurity breaches; and the other factors discussed in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of the Company's Annual Report on Form 10–K for the year ended December 31, 2024, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and other reports the Company files with the SEC.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31	June 30,
	2025	2024	2025	2025	2024
Interest income
Taxable loans, including fees	$96,803	$81,673	$97,031	$193,834	$109,718
Tax-exempt loans, including fees	43	33	46	89	33
Taxable securities	9,303	10,930	9,487	18,790	19,873
Tax-exempt securities	3,939	2,556	3,267	7,206	3,917
Other interest income	1,770	905	955	2,725	1,301
Total interest income	111,858	96,097	110,786	222,644	134,842
Interest expense
Deposits	30,431	30,373	31,851	62,282	43,304
Short-term borrowings	4,438	4,071	3,192	7,630	7,726
Subordinated debt	2,730	1,860	2,729	5,459	1,860
Other interest expense	26	28	27	53	56
Total interest expense	37,625	36,332	37,799	75,424	52,946
Net interest income	74,233	59,765	72,987	147,220	81,896

Credit loss expense - loans and available-for-sale securities	717	20,100	900	1,617	19,430
Credit loss (recapture) - off-balance sheet credit exposures	(93)	3,810	(399)	(492)	3,810
Total provision for credit losses	624	23,910	501	1,125	23,240
Net interest income after credit loss expense	73,609	35,855	72,486	146,095	58,656

Non-interest income
Fiduciary and wealth management	2,425	2,211	2,443	4,868	3,630
Service charges and fees	2,036	1,813	2,089	4,125	2,470
Net gains on securities	38	613	1	39	613
Income from company-owned life insurance	2,982	922	1,193	4,175	1,469
Bank debit and other card revenue	3,024	2,457	2,884	5,908	3,588
Other non-interest income	2,372	1,489	1,413	3,785	1,989
Total non-interest income	12,877	9,505	10,023	22,900	13,759

Non-interest expense
Salaries and wages	21,320	20,895	20,941	42,261	30,413
Pensions and other employee benefits	4,067	5,303	5,136	9,203	7,668
Occupancy	3,521	2,997	4,045	7,566	4,535
Equipment rentals, depreciation and maintenance	4,100	12,663	4,084	8,184	13,944
Other operating	16,297	22,574	15,458	31,755	29,037
Total non-interest expense	49,305	64,432	49,664	98,969	85,597
Income (loss) before income taxes	37,181	(19,072)	32,845	70,026	(13,182)

Income tax expense (benefit)	7,284	(2,153)	5,644	12,928	(1,475)
Net income (loss)	29,897	(16,919)	27,201	57,098	(11,707)
Preferred stock dividends	225	225	225	450	225
Net income (loss) applicable to common shares	$29,672	$(17,144)	$26,976	$56,648	$(11,932)

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$65,173	$35,554
Interest-earning deposits with banks	259,973	99,760
Cash and cash equivalents	325,146	135,314
Securities available-for-sale, at fair value	1,522,611	1,432,371
Restricted stock, at cost	42,189	33,559
Loans held-for-sale, at fair value	1,511	2,331
Loans	5,590,457	5,672,236
Allowance for credit losses	(67,256)	(68,040)
Net loans	5,523,201	5,604,196
Premises and equipment, net	133,997	132,270
Other real estate owned	2,742	2,783
Accrued interest receivable	35,453	34,454
Intangible assets	49,114	57,300
Goodwill	34,149	32,783
Company-owned life insurance	182,181	182,834
Other assets	205,687	161,990
Total Assets	$8,057,981	$7,812,185

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$1,363,617	$1,379,940
Interest-bearing deposits	5,027,357	5,135,299
Total deposits	6,390,974	6,515,239
Short-term borrowings	650,000	365,000
Subordinated debentures, net	97,552	94,872
Subordinated debentures owed to unconsolidated subsidiary trusts	17,140	17,013
Accrued interest and other liabilities	122,297	89,904
Total Liabilities	7,277,963	7,082,028

Shareholders’ Equity
Preferred stock and surplus	10,413	10,413
Common stock	7,790	7,770
Common stock, additional paid-in capital	403,234	401,172
Retained earnings	474,019	434,106
Accumulated other comprehensive income (loss)	(87,854)	(95,720)
Treasury stock	(27,584)	(27,584)
Total Shareholders’ Equity	780,018	730,157
Total Liabilities and Shareholders’ Equity	$8,057,981	$7,812,185

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended

Details of Net Interest Margin - Yield Percentages

	June 30	March 31	December 31	September 30	June 30
	2025	2025	2024	2024	2024
Interest-earning assets:
Loans:
Taxable loans	6.90%	6.96%	6.91%	7.34%	7.33%
Tax-exempt loans	5.90	5.80	5.87	5.63	5.55
Total loans	6.90	6.96	6.91	7.34	7.33
Interest-earning deposits and fed funds sold	4.68	5.76	4.48	3.43	3.54
Securities:
Taxable securities	3.83	3.85	3.82	4.05	4.48
Tax-exempt securities	4.20	3.85	3.55	3.58	3.05
Total securities	3.95	3.85	3.75	3.91	4.05
Total interest-earning assets	6.25%	6.31%	6.22%	6.56%	6.49%

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.21%	2.16%	2.51%	3.19%	3.00%
Money market & savings	2.01	2.02	1.60	1.43	1.53
Brokered CDs & time deposits	3.37	3.85	4.55	4.82	4.55
Total interest-bearing deposits	2.41	2.53	2.76	3.02	2.90
Borrowings:
Short-term borrowings	3.91	3.88	4.17	4.06	4.38
Subordinated debt borrowings and other	9.62	9.85	9.87	10.16	10.30
Total interest-bearing liabilities	2.68%	2.76%	2.98%	3.21%	3.14%

Taxable-equivalent net interest spread	3.57	3.55	3.24	3.35	3.35
Benefit from use of non-interest-bearing deposits	0.60	0.63	0.67	0.72	0.71
Taxable-equivalent net interest margin (non-GAAP1)	4.17%	4.18%	3.91%	4.07%	4.06%

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended
(In thousands)

Details of Net Interest Margin - Average Balances

	June 30	March 31	December 31	September 30	June 30
	2025	2025	2024	2024	2024

Interest-earning assets:
Loans:
Taxable loans	$5,627,236	$5,651,937	$5,634,157	$5,621,531	$4,481,993
Tax-exempt loans	3,737	4,057	3,115	4,310	3,041
Total loans	5,630,973	5,655,994	5,637,272	5,625,841	4,485,034
Interest-earning deposits and fed funds sold	81,369	40,757	152,537	175,265	94,765
Securities:
Taxable securities	1,059,310	1,039,391	1,031,024	996,749	988,492
Tax-exempt securities	476,586	435,789	452,937	440,781	426,092
Total securities	1,535,896	1,475,180	1,483,961	1,437,530	1,414,584
Total interest-earning assets	$7,248,238	$7,171,931	$7,273,770	$7,238,636	$5,994,383

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,239,100	$2,216,243	$2,560,445	$2,144,567	$1,587,914
Money market & savings	1,648,338	1,633,307	1,366,276	1,725,387	1,480,985
Brokered CDs & time deposits	1,173,213	1,253,841	1,247,900	1,328,076	1,141,758
Total interest-bearing deposits	5,060,651	5,103,391	5,174,621	5,198,030	4,210,657
Borrowings:
Short-term borrowings	457,775	336,245	325,084	304,849	376,063
Subordinated debt borrowings and other	113,813	112,383	111,021	109,557	72,643
Total interest-bearing liabilities	$5,632,239	$5,552,019	$5,610,726	$5,612,436	$4,659,363

Non-interest-bearing deposits	$1,352,785	$1,371,615	$1,411,202	$1,389,134	$1,207,443

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	June 30	March 31	December 31	September 30	June 30
	2025	2025	2024	2024	2024

Per common share information
Basic earnings (loss)	$1.98	$1.80	$1.31	$1.83	$(1.41)
Diluted earnings (loss)	1.97	1.80	1.30	1.82	(1.41)
Cash dividends	0.55	0.55	0.55	0.53	0.53
Book value	51.28	49.90	48.08	48.63	45.72
Tangible book value (non-GAAP1)	45.73	44.17	42.06	42.32	39.11

Balance sheet-related (at period end, unless otherwise indicated)
Assets	$8,057,981	$7,838,090	$7,812,185	$7,864,913	$7,810,193
Average interest-earning assets	7,248,238	7,171,931	7,273,770	7,238,636	5,994,383
Loans (gross)	5,590,457	5,647,507	5,672,236	5,574,037	5,616,724
Loans (net)	5,523,201	5,579,754	5,604,196	5,506,220	5,548,707
Securities, available-for-sale, at fair value	1,522,611	1,436,869	1,432,371	1,436,431	1,414,870
Intangible assets	49,114	53,002	57,300	61,598	65,895
Goodwill	34,149	32,842	32,783	32,783	32,783
Non-interest-bearing deposits	1,363,617	1,382,427	1,379,940	1,392,123	1,397,030
Interest-bearing deposits	5,027,357	5,159,444	5,135,299	5,208,702	5,242,541
Deposits, total	6,390,974	6,541,871	6,515,239	6,600,825	6,639,571
Brokered deposits	132,098	246,902	244,802	345,328	403,668
Uninsured deposits	1,963,566	1,943,227	1,926,724	1,999,403	1,931,786
Short-term borrowings	650,000	300,000	365,000	320,163	285,161
Subordinated debt, net	114,692	113,289	111,885	110,482	109,064
Unused borrowing capacity[3]	4,075,313	4,082,879	4,092,378	2,353,963	2,162,112
Total equity	780,018	758,000	730,157	738,059	693,126
Total common equity	769,605	747,587	719,744	727,646	682,713
Accumulated other comprehensive income (loss)	(87,854)	(88,024)	(95,720)	(75,758)	(100,430)

Asset Quality
Provision for credit losses	$624	$501	$833	$147	$23,910
Net loan charge-offs	1,214	1,187	737	285	599
Allowance for credit losses	67,256	67,753	68,040	67,817	68,017
Total delinquencies (4)	29,056	86,223	38,213	12,486	16,334
Nonperforming loans (5)	85,531	64,756	38,368	35,872	32,842

(3) Includes Federal Home Loan Bank, Borrower-in-Custody (BIC), and correspondent bank availability.
(4) Total delinquencies represent accruing loans 30 days or more past due.
(5) Includes non-accrual loans and loans 90 days past due and still accruing.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	June 30	March 31	December 31	September 30	June 30
	2025	2025	2024	2024	2024
Income statement
Interest income	$111,858	$110,786	$112,793	$118,526	$96,097
Interest expense	37,625	37,799	42,083	45,347	36,332
Non-interest income	12,877	10,023	11,791	10,616	9,505
Total revenue (non-GAAP1)	87,110	83,010	82,501	83,795	69,270
Non-interest expense	49,305	49,664	61,410	50,826	64,432
Pretax, pre-provision earnings (non-GAAP1)	37,805	33,346	21,091	32,969	4,838
Provision for (recapture of) credit losses	624	501	833	147	23,910
Income (loss) before income taxes	37,181	32,845	20,258	32,822	(19,072)
Income tax expense (benefit)	7,284	5,644	465	5,200	(2,153)
Net income (loss)	29,897	27,201	19,793	27,622	(16,919)
Preferred stock dividends	225	225	225	225	225
Net income (loss) applicable to common shares	$29,672	$26,976	$19,568	$27,397	$(17,144)

Ratios
Return on average assets (annualized)	1.51%	1.41%	1.00%	1.40%	(1.06)%
Return on average equity (annualized)	15.50	14.57	10.49	15.20	(12.44)
Net interest margin (non-GAAP1)	4.17	4.18	3.91	4.07	4.06
Efficiency ratio	56.60	59.83	74.44	60.66	93.02
Loan-to-deposit ratio	87.47	86.33	87.06	84.44	84.59
Consolidated Common Equity Tier 1 (CET1) capital ratio[2]	12.21	11.77	11.53	11.40	10.91
Consolidated Total risk-based capital ratio[2]	15.26	14.79	14.57	14.45	13.91
Consolidated Leverage ratio[2]	10.42	10.12	9.80	9.66	9.04
Allowance coverage ratio	1.20	1.20	1.20	1.22	1.21
Allowance for credit losses as a percentage of non-performing loans	78.63	104.63	177.34	189.05	207.10
Non-performing loans as a percentage of total loans	1.53	1.15	0.68	0.64	0.58
Non-performing assets as a percentage of total assets	1.10	0.86	0.53	0.49	0.46
Net charge-offs to average loans (annualized)	8.6 bps	8.5 bps	5.2 bps	2.0 bps	5.4 bps

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Operating net income, adjusted diluted EPS, and adjusted non-interest expense (non-GAAP1)
	For the three months ended
	June 30	March 31	December 31	September 30	June 30
	2025	2025	2024	2024	2024
Net income (loss) applicable to common shares	$29,672	$26,976	$19,568	$27,397	$(17,144)
Add back significant items (tax effected):
Merger-related	—	—	7,069	2,449	18,806
Day 2 non-PCD Provision	—	—	—	—	23,305
Total significant items	—	—	7,069	2,449	42,111
Operating net income	$29,672	$26,976	$26,637	$29,846	$24,967

Weighted average dilutive shares	15,023,807	15,026,376	15,038,442	15,040,145	12,262,979
Adjusted diluted EPS [6]	$1.97	$1.80	$1.77	$1.98	$2.04

Non-interest expense	$49,305	$49,664	$61,410	$50,826	$64,432
Remove significant items:
Merger-related	—	—	8,948	3,101	23,805
Total significant items	$—	$—	$8,948	$3,101	$23,805
Adjusted non-interest expense	$49,305	$49,664	$52,462	$47,725	$40,627

Operating net income is a non-GAAP measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items such as merger-related expenses or Day 2 non-PCD provision. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items, such as merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with identified significant items.

Total Revenue (non-GAAP1)
	For the three months ended
	June 30	March 31	December 31	September 30	June 30
	2025	2025	2024	2024	2024
Interest income	$111,858	$110,786	$112,793	$118,526	$96,097
Interest expense	37,625	37,799	42,083	45,347	36,332
Non-interest income	12,877	10,023	11,791	10,616	9,505
Total revenue (non-GAAP1)	$87,110	$83,010	$82,501	$83,795	$69,270

Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and demonstrates how stable our revenue sources are from period to period.

(6) Weighted average diluted shares for Q2 2024 calculated only for computation of adjusted diluted EPS. Weighted average diluted shares for GAAP diluted EPS are the same as shares for calculating basic EPS due to the antidilutive effect of the diluted shares when considering the GAAP net loss for the quarter.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Pretax, Pre-Provision Earnings (non-GAAP1)
	For the three months ended
	June 30	March 31	December 31	September 30	June 30
	2025	2025	2024	2024	2024
Income (loss) before taxes	$37,181	$32,845	$20,258	$32,822	$(19,072)
Provision for (recapture of) credit losses	624	501	833	147	23,910
Pretax, pre-provision earnings (non-GAAP1)	$37,805	$33,346	$21,091	$32,969	$4,838

Pretax, pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for (recapture of) credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods.

Tangible Common Equity (non-GAAP1)
	For the three months ended
	June 30	March 31	December 31	September 30	June 30
	2025	2025	2024	2024	2024
Common shareholders' equity	$769,605	$747,587	$719,744	$727,646	$682,713
Less:
Intangible assets	49,114	53,002	57,300	61,598	65,895
Goodwill	34,149	32,842	32,783	32,783	32,783
Tangible common equity (non-GAAP1)	$686,342	$661,743	$629,661	$633,265	$584,035
Shares outstanding at end of period	15,007,712	14,982,807	14,969,104	14,963,003	14,932,169
Tangible book value per common share	$45.73	$44.17	$42.06	$42.32	$39.11

In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength because they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive income/(loss) in stockholders' equity.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP1)
	As of or for the three months ended
	June 30	March 31	December 31	September 30	June 30
	2025	2025	2024	2024	2024
Net interest income	$74,233	$72,987	$70,710	$73,179	$59,765
Taxable-equivalent adjustments	1,059	881	858	847	688
Net interest income (Fully Taxable-Equivalent - FTE)	$75,292	$73,868	$71,568	$74,026	$60,453

Average interest-earning assets	$7,248,238	$7,171,931	$7,273,770	$7,238,636	$5,994,383
Net interest margin (non-GAAP1)	4.17%	4.18%	3.91%	4.07%	4.06%

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. The tax rate used for this adjustment is 21%. Net interest income shown elsewhere in this presentation is GAAP net interest income.